Exhibit 99.1

GAP INC. REPORTS FEBRUARY SALES RESULTS

SAN FRANCISCO - March 5, 2015 - Gap Inc. (NYSE: GPS) today reported that net sales for the four-week period ended February 28, 2015 were $918 million compared with net sales of $929 million for the four-week period ended March 1, 2014.

“Recognizing that February is a relatively small sales month, we’re focused on the spring shopping months ahead and delivering on our full-year goals,”  said Sabrina Simmons, chief financial officer, Gap Inc.

February Comparable Sales Results
Gap Inc.’s comparable sales for February 2015 were down 4 percent versus a 7 percent decrease last year. Comparable sales by global brand for February 2015 were as follows:

•	Gap Global: negative 7 percent versus negative 10 percent last year

•	Banana Republic Global: negative 5 percent versus negative 7 percent last year

•	Old Navy Global: flat versus negative 6 percent last year

Additional insight into Gap Inc.’s sales performance is available by calling 1-800-GAP-NEWS (1-800-427-6397). International callers may call 706-902-4949. The recording will be available at approximately 1:00 p.m. Pacific Time on March 5, 2015 and available for replay until 1:00 p.m. Pacific Time on March 13, 2015.

March Sales
The company will report March sales on April 9, 2015.

Forward-Looking Statements
This press release and related recording contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	delivering on full year goals; and

•	the impact of Easter timing on fiscal 2015 March and April results.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risk that if the company is unable to manage its inventory effectively, its gross margins will be adversely affected;

•
the risks to the company’s efforts to expand internationally, including the company’s ability to operate under a global brand structure, foreign exchange fluctuations, and operating in regions where it has less experience;

•	the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing;

•	the risk that trade matters could increase the cost or reduce the supply of apparel available to the company and adversely affect its business, financial condition, and results of operations;

•	the risk that comparable sales and margins will experience fluctuations;

•	the risk that the company’s investments in omni-channel shopping initiatives may not deliver the results the company anticipates; and

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results, or those of the company’s franchisees or vendors.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of March 5, 2015. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2014 net sales were $16.4 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, over 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
Press@gap.com